STOCK PURCHASE AGREEMENT
                            ------------------------


     STOCK PURCHASE AGREEMENT (this "Agreement"), made as of the date set forth below between DENG CHI YUAN, an individual (the "Seller") and TELECOM VALUE ADDED, INC., a British Virgin Islands corporation (the "Buyer").

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, the Seller is the record owner and holder of 6,000,000 shares (the "Shares") of common stock, $.001 par value (the "Common Stock"), of Telecom Communications, Inc., an Indiana Corporation (the "Company");

     WHEREAS, subject to the terms and conditions herein, the Seller has agreed to offer and sell to the Buyer the Shares for an aggregate purchase price of Nine Hundred Sixty Thousand Dollars ($960,000) (the "Purchase Price"); and

     WHEREAS, the Buyer desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Buyer, on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the promises, mutual representations and warranties hereinafter set forth, the parties hereto intending to be legally bound hereby, do agree as follows:

     I.   PURCHASE AND SALE OF SHARES

          1.1 Common Stock. Subject to the terms and conditions herein stated, the Seller hereby agrees to sell, issue and deliver to the Buyer, and the Buyer agrees to purchase from the Seller, the Shares at a price equal to $0.16 per share of Common Stock.

          1.2 Closing. The closing (the "Closing") of the transaction contemplated hereby is taking place simultaneously with the execution and delivery of this Agreement or such other place, date and time as may be mutually agreed upon by the parties hereto (the "Closing Date"). At the Closing, the Buyer shall pay the Purchase Price to the Seller in immediately available funds by wire transfer or certified check to an account designated by the Seller or otherwise in accordance with its written instructions.

     II. REPRESENTATIONS BY THE BUYER

     The Buyer represents and warrants to the Seller as follows:

          2.1 No Public Sale or Distribution. The Buyer is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "1933
Act); provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Shares for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Buyer is acquiring the Securities hereunder in the ordinary course of its


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business. The Buyer presently does not have any agreement or understanding, directly or indirectly, with any person to distribute any of the Shares.

          2.2 Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D.

          2.3 Reliance on Exemptions. The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Seller is relying in part upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

          2.4 Information. The Buyer has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and can afford a complete loss of its investment in the Shares. It is aware of the business and the prospects of the Company, has received current financial and other information regarding the Company and has had the opportunity to discuss the Company's operations and prospects with senior management of the Company.

          2.5 Independence of Buyer. The Buyer acknowledges that it has independently evaluated the merits of this transaction and that it is not relying on any advice from or evaluation by any other person or entity, and that it is not acting in concert with any other person or entity in making its purchase of the Shares hereunder. The Buyer agrees that no action taken by the buyer shall be deemed to constitute the buyer a member of a partnership, joint venture or any other kind of entity, or create a presumption that the Buyer is in anyway acting in concert with any other person or entity. The Buyer has not agreed to act in conjunction with any other person or entity for the purpose of acquiring, holding, voting or disposing of the Shares hereunder.

          2.6 No Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

          2.7 Transfer or Resale. The Buyer understands that the Shares have not been and are not being registered under the 1933 Act, or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (i) subsequently registered thereunder, (ii) the Buyer shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such Shares to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (iii) the Buyer shall have satisfied the requirements of Rule 144(k) promulgated under the 1933 Act, as amended (or a successor rule thereto). The Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Shares and such pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and no Buyer effecting a pledge of Shares shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other agreements entered into by the parties hereto in


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connection with the transaction contemplated by this agreement, including, without limitation, this Section 2.7; provided, that in order to make any sale, transfer or assignment of Shares, the Buyer and its pledgee makes such disposition in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

          2.8 Legends. The Buyer consents to the placement of a legend on any certificate or other document evidencing the Shares, stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof. The Buyer is aware that the Company may make a stop order notation in its appropriate records with respect to the restrictions on the transferability of such Shares.

          2.9 Organization. The Buyer is validly existing and in good standing under the laws of the jurisdiction of its organization, and has the requisite power and authorization to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          2.10 Authorization; Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and constitutes the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with its respective terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application referring to or affecting enforcement of creditors' rights and general principles of equity.

          2.11 Placement Agent. No broker's, finder's or placement agent fees or commission will be payable to any Person retained by, or on behalf of, the Buyers with respect to the transactions contemplated herein.

          2.12 No Other Representations. Except as set forth herein, no representations (oral or written) have been made to the Buyer, or any representative, by the Seller, nor anyone else on his behalf, concerning among others, the future profitability of the Company, the future performance of the Common Stock or the Buyer's investment in the Company.

     III.   REPRESENTATIONS BY THE SELLER

     The Seller represents and warrants to the Buyer as follows:

          3.1 Title. The Seller is the sole record and beneficial owner of the Shares, free and clear of all liens, charges, restrictions, claims, and encumbrances of any nature, other than those imposed under applicable 1933 Act. The performance by the Seller of his obligations hereunder will be effective to transfer good title to the Shares to the Buyer, free and clear of all liens, charges, restrictions, claims, and encumbrances of any nature, other than those explicitly set forth in the immediately preceding sentence. There are no outstanding options, warrants, rights, or other agreements or arrangements creating rights in respect to the Shares.

          3.2 Issuance of Shares. Assuming the accuracy of each of the representations and warranties of the Buyer contained in Section 2, the issuance by the Seller of the Securities is exempt from registration under the 1933 Act.


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     IV. MISCELLANEOUS

          4.1 Survival. The representations and warranties made in Articles II and III herein shall survive the Closing for a period of one (1) year.

          4.2 Amendment. This Agreement shall not be changed, modified or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. This Agreement and the documents delivered in connection herewith sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature between them.

          4.3 Binding. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns.

          4.4 Governing Law; Jurisdiction. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to any choice of law or conflicts of law provision.

          4.5 Severability. The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect.

          4.6 Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

          4.7 Further Assurances. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

          4.8 Notice. Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by recognized overnight courier or registered or certified mail, return receipt requested, or delivered by hand against written receipt therefore, addressed to the address set forth below (or to such other address as the party shall have furnished in accordance with the provisions of this Section):


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                  If to the Seller:

                  Deng Chi Yuan
                  c/o Icsoft Limited
                  3/F, Shanan Road, Panyu, Guangzhou
                  GD511490, China
                  Telephone:  86 20 84660062
                  Facsimile:   86 20 8487 7835


                  If to the Buyer:

                  Telecom Value Added, Inc.
                  Huiridianqi, Shayu Road
                  Shantou, Panyu
                  Guangdong, 511400, China
                  Attn: Mr. Zhiguang Cai
                  Telephone:  86 20 84873201
                  Facsimile:   86 20 8487 3201


Notices shall be deemed to have been given on the date of mailing, except for notices of change of address, which shall be deemed to have been given when received.

          4.9 Counterparts. This Agreement may be executed in one or more counterparts, including by facsimile, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.


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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth below.


Dated: July 22, 2004.
                                     BUYER:

                                     TELECOM VALUE ADDED, INC.


                                     By:   /s/ Zhiguang Cai
                                        ----------------------
                                        Name:  Zhiguang Cai
                                        Title: Director


                                     SELLER:


                                        /s/ Deng Chi Yuan
                                     -------------------------
                                     Name:  Deng Chi Yuan